UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : November 5, 2004

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1100
(Registrant’s telephone number, including area code)

ECHOSTAR DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 5, 2004, Paul W. Orban, Vice President and Corporate Controller of EchoStar Communications Corporation (“EchoStar”), was designated by the Boards of Directors of EchoStar and its wholly-owned subsidiary, EchoStar DBS Corporation (“EDBS”) as the principal financial officer of EchoStar and EDBS.

     Mr. Orban, age 36, has served as Vice President and Corporate Controller of EchoStar since August 2002. Prior to that, from September 1998 to August 2002, Mr. Orban served as Director of Corporate Accounting. Prior to joining EchoStar, from 1990 through 1996, Mr. Orban held several positions at Arthur Andersen LLP, a professional services and public accounting firm, leaving the firm in January 1996. Mr. Orban is a certified public accountant and has an undergraduate degree in Accounting from the University of Colorado.

     The Company has not entered into an employment agreement with Mr. Orban.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Date: November 8, 2004	By:	/s/ DAVID K. MOSKOWITZ
David K. Moskowitz
Executive Vice President and General Counsel

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